UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 30, 2011

Federal Home Loan Bank of New York
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51397	136400946
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

101 Park Avenue, Floor 5, New York, New York		10178-0599
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212-441-6616

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Each month the Chief Executive Officer of the Bank issues a ‘Report from the President’ (the "Report") to each shareholder. Such Reports may contain information that may be important to security holders. A copy of the Report to shareholders for the month of September 2011 issued on September 30, 2011 appears below.

[Bank Letterhead]

September 30, 2011

TO: All Stockholders
(Addressed Individually)

SUBJECT: Report from the President

At the Bank

Advances Averaged $71 Billion in August

The Federal Home Loan Bank of New York continues to provide consistent and reliable funding support to our members. During August 2011, average advances remained relatively steady, decreasing slightly by $493.3 million to $71.0 billion. During the month, we experienced significant increases in our medium- and long-term Fixed-Rate Advances as our members continued to opportunistically extend out on the curve. In markets currently defined by their volatility, we are proud to continue to provide stable funding to help our members support the lending needs of their communities.

$500 Million in Disaster Relief Funds

On September 6, the Home Loan Bank announced that we had committed to provide up to $500 million in post-Hurricane Irene disaster relief loans to help with the rebuilding communities designated by FEMA as disaster areas. The funds are being made available through our Community Lending Programs to be used as immediate gap financing.

The $500 million CLP commitment can specifically be used for housing, small business, and economic development lending. In addition, these low-cost loans can be used by the FHLBNY’s member lenders to support disaster relief financing activities, regardless of income status, and meet the short-, medium-, and long-term funding needs of affected communities in New Jersey, New York, Puerto Rico, and the U.S. Virgin Islands.

For more information on the disaster relief funding, and for a list of counties designated by FEMA as disaster areas, please visit: www.fhlbny.com/drf.

FHLBNY Board Elections Soon To Be Underway

On or about October 12, 2011, the 2011 Federal Home Loan Bank of New York Director Election package will be distributed to eligible FHLBNY members. Your vote is important, so we hope that you will take the time to review the package and return your ballot to the Bank. Please note as follows:

• Eligible New York State members will have the opportunity to vote to fill two open Member Director seats. (Please note that there will not be any elections regarding New Jersey, Puerto Rico, and the U.S. Virgin Islands Member Directorships this year, as there are no open Member Directorships in those areas.)

• Separately, all eligible FHLBNY members, regardless of their location, will be able to vote to fill two Independent Director seats. However, please keep in mind that, in order to fill these seats, the Independent Director candidates will need at least 20 percent of the available votes.

Your election package will contain detailed information about the process. Please refer any election questions you may have to Barbara Sperrazza, the Bank’s Corporate Secretary, at CorporateSecretary@fhlbny.com or 212-441-6819.

In Washington

Now that the dog days of summer have drawn to an end and Members of Congress return to Washington from their Districts, the 112th Congress will continue to attempt to develop resolutions to the pressing problems faced by our nation. These elected officials must keep informed of the importance of the local lender to the communities they represent. Communities across America look to their local lender for the financing to build housing, create jobs, and drive economic growth.

The local lenders – our members – look to their Home Loan Bank for funding support. For nearly 80 years, the Federal Home Loan Banks have been a reliable source of funding and a vital component of America’s community banking system. Recently, our regulator, the Federal Housing Finance Agency, has called the Federal Home Loan Banks a strong system and a good model. Indeed, the Federal Home Loan Bank System is a model that works. And policymakers and regulators should make sure to do no harm to this model when developing those resolutions to the problems our country faces.

As you meet with your Representative, you may want touch on the following issues of interest to Home Loan Bank members. Recently, policymakers proposed some troublesome changes to this properly functioning System, including limiting an institution’s membership to one Home Loan Bank and limiting advances to members based on size. These proposals tamper unnecessarily with a model that works. If enacted, these proposals would undermine fundamental strengths of the Federal Home Loan Bank model that has worked so well through all economic cycles.

The Home Loan Banks are 12 regionally focused, member-owned cooperatives that provide lenders with short- and long-term funding through collateralized loans called "advances." Advances rose during the 2008-2009 period when the Home Loan Banks were a vital source of liquidity to the U.S. financial system. Advances have since declined as our members continue to experience essentially flat loan demand as well as growth in their deposit bases. The expansion and contraction of advances demonstrate the ability of the Home Loan Bank model to respond to market fluctuations in demand.

There are many competing voices in Washington. We have to make sure our voices are heard so that our communities continue to benefit from the support of the nation’s strong community banking industry and the Home Loan Banks that support it. When you meet with your Members of Congress, tell our story of accomplishment and success.

Sincerely,

Alfred A. DelliBovi
President

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
This report contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. These statements may use forward-looking terms, such as "projected," "expects," "may," or their negatives or other variations of these terms. The Bank cautions that, by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, regulatory and accounting rule adjustments or requirements, changes in interest rates, changes in projected business volumes, changes in prepayment speeds on mortgage assets, the cost of our funding, changes in our membership profile, the withdrawal of one or more large members, competitive pressures, shifts in demand for our products, and general economic conditions. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of New York

September 30, 2011	By:	/s/ Patrick A. Morgan

Name: Patrick A. Morgan
Title: Senior Vice President and Chief Financial Officer